                                                                 Exhibit 3.1

                         CERTIFICATE OF INCORPORATION

                                      OF

                             NETCOM SYSTEMS, INC.
                           (a Delaware corporation)


                                   ARTICLE I

     The name of the Corporation is Netcom Systems, Inc.

                                  ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

                             A. AUTHORIZED SHARES

          The total number of shares of capital stock which the Corporation has authority to issue is 146,292,058 shares, consisting of:

          (1) 485,184 shares of Class A Redeemable Preferred Stock, $0.001 par value per share (the "CLASS A PREFERRED");

          (2) 45,806,874 shares of Class B Convertible Preferred Stock, $0.001 par value per share (the "CLASS B PREFERRED"); and

          (3) 100,000,000 shares of Common Stock, $0.001 par value per share (the "COMMON STOCK").

          The Class A Preferred and the Class B Preferred are hereafter collectively referred to as the "PREFERRED STOCK."

                     B. CLASS A REDEEMABLE PREFERRED STOCK

          Section 1.  DIVIDENDS.

          1A. GENERAL OBLIGATION. When and as declared by the Corporation's Board of Directors and to the extent permitted under the Delaware General Corporation Law, the Corporation shall pay preferential dividends in cash to the holders of the Class A Preferred as provided in this Section 1. Except as otherwise provided herein, dividends on each share of the Class A Preferred (a "SHARE") shall accrue on a daily basis at the rate of 6.0% per annum of the sum of the Liquidation Value thereof plus all accumulated and unpaid dividends thereon from and including the date of issuance of such Share to and including the first to occur of (i) the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such Share by the Corporation or (ii) the date on which such Share is otherwise acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends, and such dividends shall be cumulative such that (except as expressly permitted by Section 3 below) all accrued and unpaid dividends shall be fully paid or declared with funds irrevocably set apart for payment before any dividends, distributions, redemptions or other payments may be made with respect to any Junior Securities. The date on which the Corporation initially issues any Share (or, if earlier, any security which is subsequently converted into a Share pursuant to a merger of the Corporation with another corporation) shall be deemed to be the "DATE OF ISSUANCE" of such Share regardless of the number of times transfer of such Share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such Share.

          1B. DIVIDEND REFERENCE DATES. To the extent not paid on March 31, June 30, September 30 and December 31 of each year, beginning December 31, 1997 (the "DIVIDEND REFERENCE DATES"), all dividends which have accrued on each Share outstanding during the three-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated and shall remain accumulated dividends with respect to such Share until paid to the holder thereof.

          1C. DISTRIBUTION OF PARTIAL DIVIDEND PAYMENTS. If at any time the Corporation pays less than the total amount of dividends then accrued with respect to the Class A Preferred, such payment shall be distributed pro rata among the holders thereof based upon the aggregate accrued but unpaid dividends on the Shares held by each such holder.

          Section 2. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class A Preferred shall be entitled to be paid, before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the aggregate Liquidation Value of all Shares held by such holder (plus all accrued and unpaid dividends thereon), and the holders of Class A Preferred shall not be entitled to any further payment. If upon any liquidation, dissolution or winding up of the Corporation the Corporation's assets to be distributed among the holders of the Class A Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid under this Section 2, then


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the entire assets available to be distributed to the Corporation's stockholders shall be distributed pro rata among such holders of Class A Preferred based upon the aggregate Liquidation Value (plus all accrued and unpaid dividends) of the Class A Preferred held by each such holder. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class A Preferred, setting forth in reasonable detail the amount of proceeds to be paid with respect to each Share in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

          Section 3. PRIORITY OF CLASS A PREFERRED ON DIVIDENDS AND REDEMPTIONS. So long as any Class A Preferred remains outstanding, without the prior written consent of the holders of at least 66 2/3% of the outstanding shares of Class A Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (other than (i) repurchases of Common Stock from present or former employees or consultants of the Corporation or any of its Subsidiaries upon termination of employment or consultancy in accordance with arrangements approved by the Corporation's Board of Directors so long as no Event of Noncompliance is in existence immediately prior to or is otherwise caused by any such repurchase and (ii) repurchases of Common Stock and options to purchase Common Stock in accordance with the terms and conditions of the Recapitalization Agreement and the Stock Purchase Agreements), nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities (other than dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock).

          Section 4.  REDEMPTIONS.

          4A. SCHEDULED REDEMPTIONS. The Corporation shall redeem the corresponding percentage specified below of the outstanding Shares of Class A Preferred on September 1 of each year, commencing in 2002 and ending in 2004 (the "SCHEDULED REDEMPTION DATES"), at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon):

               Scheduled Redemption Date     Specified Percentage
               -------------------------     --------------------
               September 1, 2002                         33 1/3%
               September 1, 2003                             50%
               September 1, 2004                            100%

          4B. SPECIAL REDEMPTIONS. In the event of a Change in Ownership or a Fundamental Change, the Corporation shall, immediately prior to or contemporaneously with the consummation of such Change in Ownership or Fundamental Change (and, in the case of a Fundamental Change, before any distribution or payment is made upon any Junior Securities), redeem all of the outstanding Class A Preferred at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon).

          4C. REDEMPTION WITH PROCEEDS OF PUBLIC OFFERING. The Corporation shall apply the net cash proceeds from any Public Offering remaining after deduction of all discounts, underwriters' commissions and other reasonable expenses to redeem Shares of Class A Preferred at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall send written notice of any redemption of Class A Preferred pursuant to this paragraph 4C by reputable overnight courier service (charges prepaid) to each record holder of Class A Preferred not less than three business days prior to the Corporation's expected receipt of such proceeds. Such redemption shall take place on a date fixed by the Corporation, which date shall not be more than three days after the Corporation's receipt of such proceeds. Except as to the Shares so redeemed, redemptions of Shares pursuant to this paragraph 4C shall not relieve the Corporation of its obligation to redeem Shares on the Scheduled Redemption Dates or pursuant to paragraph 4B above.

          4D. OPTIONAL REDEMPTIONS. The Corporation may, at any time and from time to time, redeem all or any portion of the Shares of Class A Preferred then outstanding. Upon any such redemption, the Corporation shall pay a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). Redemptions of Shares pursuant to this paragraph 4D shall not relieve the Corporation of its obligation to redeem Shares on the Scheduled Redemption Dates or pursuant to paragraphs 4B or 4C above.

          4E. REDEMPTION PAYMENTS. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Shares on any Redemption Date are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the holders of the Shares to be redeemed based upon the aggregate number of Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed.

          4F. NOTICE OF REDEMPTION. Except as otherwise provided in paragraph 4C, the Corporation shall mail written notice of each redemption of any Class A Preferred to each record holder thereof not more than 30 nor less than ten days prior to the date on which such redemption is to be made. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Shares.

          4G. DETERMINATION OF THE NUMBER OF EACH HOLDER'S SHARES TO BE REDEEMED. The number of Shares of Class A Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to


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be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

          4H. DIVIDENDS AFTER REDEMPTION DATE. No Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed to be issued and outstanding.

          4I. REDEEMED OR OTHERWISE ACQUIRED SHARES. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired and shall not be reissued, sold or transferred.

          4J. OTHER REDEMPTIONS OR ACQUISITIONS. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Class A Preferred, except as expressly authorized herein.

          Section 5.  VOTING RIGHTS.

          5A. GENERAL. Except as otherwise provided in paragraph 5B below and as otherwise provided by applicable law, the Class A Preferred shall have no voting rights. Notwithstanding the foregoing, each holder of Class A Preferred shall be entitled to notice of all stockholders meetings at the same time and in the same manner as notice is given to all stockholders entitled to vote at such meetings.

          5B. PROTECTIVE PROVISIONS. So long as any Class A Preferred remains outstanding, the Corporation shall not, without the vote or written consent of the holders of at least 66 2/3% of the Class A Preferred then outstanding:

               (i) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities or containing profit participation features), (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Class A Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise or (c) any additional shares of Class A Preferred;

               (ii) sell or transfer or permit any Subsidiary to sell or transfer more than 25% of the assets of the Corporation and its Subsidiaries on a consolidated basis (computed on the basis of the greater of (i) book value in accordance with generally accepted accounting principles consistently applied or
(ii) fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (including any sale or other disposition of capital stock of any of the Corporation's Subsidiaries (whether by merger, consolidation or otherwise), but excluding sales of inventory in the ordinary course of business);

               (iii) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a merger or consolidation between or among

Wholly-Owned Subsidiaries or a merger which is effected solely to change the state of incorporation of the Corporation from California to Delaware);

               (iv) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes, but excluding any stock split, stock dividend, stock combination or like event);

               (v) increase the number of authorized shares of Class A Preferred or alter, change or otherwise impair or adversely affect the rights, preferences or powers or the relative preferences and priorities of the holders of the Class A Preferred; or

               (vi) make any amendment to the Corporation's Certificate of Incorporation or Bylaws.

               Section 6.     EVENTS OF NONCOMPLIANCE.

          6A.  DEFINITION.  An Event of Noncompliance shall have occurred if:

               (i) the Corporation fails to redeem all of the outstanding Class A Preferred with the net cash proceeds from the Corporation's initial Public Offering of Common Stock, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

               (ii) the Corporation fails to make any other redemption payment with respect to the Class A Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

               (iii) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days; or

               (iv) the Corporation or any Subsidiary defaults in the performance of any obligation or agreement or there shall otherwise occur an event of default under any agreement to which the Corporation or any Subsidiary is a party if the effect of such default or event of default is to cause an amount exceeding $2,000,000 to become due prior to its stated maturity.

          6B.  CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.

               (i) If an Event of Noncompliance of the type described in subparagraph 6A(i) has occurred and continues for a period of 30 days, the dividend rate on the Class A Preferred shall increase immediately by an increment of one and one-half percentage points (1 1/2%). Thereafter, until such time as no such Event of Noncompliance exists, the dividend rate shall increase automatically at the end of each succeeding 90-day period by an additional increment of one and one-half percentage points (1 1/2%) (but in no event shall the dividend rate exceed 12%). Any increase of the dividend rate resulting from the operation of this subparagraph shall terminate as of the close of business on the date on which no such Event of Noncompliance exists.

               (ii) If an Event of Noncompliance has occurred (other than an Event of Noncompliance of the type described in subparagraph 6A(i) or subparagraph 6A(iii)), the holder or holders of at least 66 2/3% of the Class A Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Class A Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Class A Preferred (but in any event within five days after receipt of the initial demand for redemption from the holder or holders of at least 66 2/3% of the Class A Preferred then outstanding), and each such other holder may demand immediate redemption of all or any portion of such holder's Class A Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Class A Preferred as to which rights under this paragraph 6B have been exercised within 30 days after receipt of the initial demand for redemption from the holder or holders of at least 66 2/3% of the Class A Preferred then outstanding.

               (iii) If an Event of Noncompliance of the type described in subparagraph 6A(iii) has occurred, all of the Class A Preferred then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Class A Preferred) at a price per Share equal to the Liquidation Value thereof (plus all accrued and unpaid dividends thereon). The Corporation shall immediately redeem all Class A Preferred upon the occurrence of such Event of Noncompliance.

               (iv) If any Event of Noncompliance exists, each holder of Class A Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

          Section 7. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office a register for the registration of Class A Preferred. Upon the surrender of any certificate representing Class A Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall


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represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such Class A Preferred represented by the surrendered certificate.

          Section 8. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Class A Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class A Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 9.  DEFINITIONS.

          "CHANGE IN OWNERSHIP" means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares (or agreement to sell, transfer or issue shares) of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934, as amended), other than the holders of Common Stock and Class B Preferred as of the date of the Recapitalization Agreement, owning capital stock of the Corporation possessing the voting power (under ordinary circumstances and without regard to cumulative voting rights) to elect a majority of the Corporation's Board of Directors. A Change in Ownership shall be deemed to have occurred under the circumstances described in this Section 9 notwithstanding that all or certain holders of Class B Preferred exercise their rights under paragraph 4A of Subdivision C of this Article IV in connection therewith.

          "COMMON STOCK" means the Corporation's Common Stock and any other capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "FUNDAMENTAL CHANGE" means (a) any sale or transfer of (or any agreement to sell or transfer) more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (computed on the basis of the greater of (i) book value in accordance with generally accepted accounting principles consistently applied or (ii) fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business) and (b) any merger or consolidation (or any agreement to merge or consolidate) to which the Corporation is a party, except for (x) a merger which is effected solely to change the state of incorporation of the Corporation or (y) a merger in which the Corporation is the surviving corporation, the terms of the Class A Preferred are not changed or altered in any respect, the Class A Preferred is not exchanged for cash,

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securities or other property, and after giving effect to such merger, the holders of Common Stock and Class B Preferred as of the date of the Recapitalization Agreement shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances and without regard to cumulative voting rights) to elect a majority of the Corporation's Board of Directors. A Fundamental Change shall be deemed to have occurred under the circumstances described in this Section 9 notwithstanding that all or certain holders of Class B Preferred exercise their rights under paragraph 4A of Subdivision C of this Article IV in connection therewith.

          "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Class A Preferred.

          "LIQUIDATION VALUE" of any Share as of any particular date shall be equal to $100.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PUBLIC OFFERING" means any offering by the Corporation of its equity or debt securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

          "RECAPITALIZATION AGREEMENT" means the Recapitalization Agreement, dated on or about August 28, 1997, by and among the Netcom Systems, Inc., a California corporation, the Purchasers referred to therein and the Sellers referred to therein (as the same may be amended from time to time in accordance with its terms).

          "REDEMPTION DATE" as to any Share means the applicable date specified herein with respect to any redemption; PROVIDED THAT no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all declared and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "STOCK PURCHASE AGREEMENTS" has the meaning given to such term in the Recapitalization Agreement.

          "SHAREHOLDERS AGREEMENT" has the meaning given to such term in the Recapitalization Agreement (as such Shareholders Agreement may be amended from time to time in accordance with its terms).

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or
(ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

          "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, a Subsidiary of which all of the issued and outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

          Section 10. AMENDMENT. No amendment or modification shall be binding or effective with respect to any provision of Sections 1 to 11 of this Subdivision B without the prior written consent of the holders of at least 66 2/3% of the Class A Preferred outstanding at the time such action is taken; PROVIDED THAT no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another Person unless the Corporation has obtained the prior written consent of the holders of at least 66 2/3% of the Class A Preferred then outstanding.

          Section 11. NOTICES. All notices, demands or other communications to be given or delivered hereunder shall be in writing and shall be deemed to have been given when delivered personally to the recipient or one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five (5) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                    C. CLASS B CONVERTIBLE PREFERRED STOCK

          Section 1.  DIVIDENDS.

          1A. GENERAL. When and as declared by the Corporation's Board of Directors and to the extent permitted under the Delaware General Corporation Law (and subject to the terms of the Class A Preferred), the Corporation shall pay preferential dividends to the holders of the Class B Preferred pro rata among the holders thereof based upon the number of shares of Class B Preferred (the "SHARES") held by each such holder.

          1B. PARTICIPATING DIVIDENDS. In the event that the Corporation declares or pays any dividends upon the Common Stock (whether payable in cash, securities or other property) other than dividends payable solely in shares of Common Stock, the Corporation shall also declare and pay to the holders of the Class B Preferred at the same time that it declares and pays such dividends to the holders of the Common Stock, the dividends which would have been declared and paid with respect to the Common Stock issuable upon conversion of the Class B Preferred had all of the outstanding Class B Preferred been converted immediately prior to the record date for such dividend, or if no record date is fixed, the date as of which the record holders of Common Stock entitled to such dividends are to be determined.

          Section 2. LIQUIDATION. Upon any liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary), each holder of Class B Preferred shall be entitled to be paid, after payment to the holders of the Class A Preferred of the aggregate amounts which they are entitled to be paid under Section 2 of Subdivision B of this Article IV but before any distribution or payment is made upon any Junior Securities, an amount in cash equal to the greater of (i) the aggregate Liquidation Value of all shares of Class B Preferred held by such holder (plus an additional amount in cash equal to all declared and unpaid dividends thereon) or (ii) the consideration which would have been paid with respect to the Common Stock issuable upon conversion of the Class B Preferred held by such holder upon any such liquidation, dissolution or winding up of the Corporation (whether voluntary or involuntary) had all of the outstanding Class B Preferred been converted into shares of Conversion Stock immediately prior to such liquidation, dissolution or winding up of the Corporation (plus an additional amount in cash equal to all declared and unpaid dividends on the Class B Preferred held by such holder immediately prior to such deemed conversion), and upon the payment of the greater of the amounts determined pursuant to clauses (i) and (ii) above, the holders of Class B Preferred shall not be entitled to any further payment. If upon any such liquidation, dissolution or winding up of the Corporation the amount payable pursuant to clause (i) above is greater than the amount payable pursuant to clause (ii) above and the Corporation's assets to be distributed among the holders of the Class B Preferred are insufficient to permit payment to such holders of the aggregate amount which they are entitled to be paid pursuant to clause (i) above, then the entire assets available to be distributed to the Corporation's stockholders (after payment to the holders of the Class A Preferred of the aggregate amounts which they are entitled to be paid under
Section 2 of Subdivision B of this Article IV) shall be distributed pro rata among such holders of Class B Preferred based upon the aggregate Liquidation Value (plus all declared and unpaid dividends thereon) of the Class B Preferred held by each such holder. Not less than 30 days prior to the payment date stated therein, the Corporation shall mail written notice of any such liquidation, dissolution or winding up to each record holder of Class B Preferred, setting forth in reasonable detail the amount of proceeds payable under each of clause (i) and clause (ii) above with respect to each Share and each share of Common Stock in connection with such liquidation, dissolution or winding up. Neither the consolidation or merger of the Corporation into or with any other entity or entities (whether or not the Corporation is the surviving entity), nor the sale or transfer by the Corporation of all or any part of its assets, nor the reduction of the capital stock of the Corporation nor any other form of recapitalization or reorganization affecting the Corporation shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

          Section 3. PRIORITY OF CLASS B PREFERRED ON DIVIDENDS AND REDEMPTIONS. So long as any Class B Preferred remains outstanding, without the prior written consent of the holders of at least 66 2/3% of the outstanding shares of Class B Preferred, the Corporation shall not, nor shall it permit any Subsidiary to, redeem, purchase or otherwise acquire directly or indirectly any Junior Securities (other than (i) repurchases of Common Stock from present or former employees or consultants of the Corporation or its Subsidiaries upon termination of employment or consultancy in accordance with arrangements approved by the Corporation's Board of Directors so long as no Event of Noncompliance is in existence immediately prior to or is otherwise caused by any such repurchase and (ii) repurchases of Common Stock in accordance with the terms and conditions of the Recapitalization Agreement and the Stock Purchase Agreements), nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any Junior Securities (other than dividends payable in shares of Common Stock issued upon the outstanding shares of Common Stock).

          Section 4.  REDEMPTIONS.

          4A.  SPECIAL REDEMPTIONS.

          (i) If a Change in Ownership has occurred or the Corporation obtains knowledge that a Change in Ownership is proposed to occur, the Corporation shall give prompt written notice of such Change in Ownership describing in reasonable detail the material terms and date of consummation thereof to each holder of Class B Preferred, but in any event such notice shall be given not later than five days after the occurrence of such Change in Ownership, and the Corporation shall give each holder of Class B Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of at least 66 2/3% of the Class B Preferred then outstanding may elect to require the Corporation to redeem all or any portion of the Class B Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all declared and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) 15 days after receipt of the Corporation's notice and (b) ten days prior to the consummation of the Change in Ownership (the "EXPIRATION DATE"). The Corporation shall give prompt written notice of any such election to all other holders of Class B Preferred within five days after the receipt thereof, and each such holder shall have until the later of (a) the Expiration Date or (b) five days after receipt of such second notice to request redemption hereunder (by giving written notice to the Corporation) of all or any portion of the Class B Preferred owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem (after making any distributions or payments upon or with respect to the Class A Preferred required pursuant to paragraph 4B of Subdivision B of this Article IV) the aggregate number of Shares specified therein on the later of (a) the occurrence of the Change in Ownership or (b) five days after the Corporation's receipt of such election(s). If any proposed Change in Ownership does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Class B Preferred may rescind such holder's request for redemption by giving written notice of such rescission to the Corporation within five days following receipt by such holder of the Corporation's notice regarding such material change.

               (ii) If a Fundamental Change is proposed to occur, the Corporation shall give written notice of such Fundamental Change describing in reasonable detail the material terms and date of consummation thereof to each holder of Class B Preferred not more than 30 days nor less than 15 days prior to the consummation of such Fundamental Change, and the Corporation shall give each holder of Class B Preferred prompt written notice of any material change in the terms or timing of such transaction. The holder or holders of at least 66 2/3% of the Class B Preferred then outstanding may elect to require the Corporation to redeem all or any portion of the Class B Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all declared and unpaid dividends thereon) by giving written notice to the Corporation of such election prior to the later of (a) ten days prior to the consummation of the Fundamental Change or (b) ten days after receipt of notice from the Corporation. The Corporation shall give prompt written notice of such election to all other holders of Class B Preferred (but in any event within five days prior to the consummation of the Fundamental Change), and each such holder shall have until two days after the receipt of such notice to request redemption (by written notice given to the Corporation) of all or any portion of the Class B Preferred owned by such holder. Upon receipt of such election(s), the Corporation shall be obligated to redeem (after making any distributions or payments upon or with respect to the Class A Preferred required pursuant to paragraph 4B of Subdivision B of this Article IV but prior to making any distribution or payment upon or with respect to any Junior Securities) the aggregate number of Shares specified therein upon the consummation of such Fundamental Change. If any proposed Fundamental Change does not occur, all requests for redemption in connection therewith shall be automatically rescinded, or if there has been a material change in the terms or the timing of the transaction, any holder of Class B Preferred may rescind such holder's request for redemption by delivering written notice thereof to the Corporation within five days following receipt by such holder of the Corporation's notice regarding such material change.

          4B. REDEMPTION PAYMENTS. For each Share which is to be redeemed hereunder, the Corporation shall be obligated on the Redemption Date to pay to the holder thereof (upon surrender by such holder at the Corporation's principal office of the certificate representing such Share) an amount in immediately available funds equal to the Liquidation Value of such Share (plus all declared and unpaid dividends thereon). If the funds of the Corporation legally available for redemption of Shares pursuant to paragraph 4A above on any Redemption Date (after making any distributions or payments upon or with respect to the Class A Preferred required pursuant to Subdivision B of this Article IV) are insufficient to redeem the total number of Shares to be redeemed on such date, those funds which are legally available shall be used to redeem the maximum possible number of Shares pro rata among the Shares to be redeemed based upon the aggregate number of Shares held by each such holder. At any time thereafter when additional funds of the Corporation are legally available for the redemption of Shares, such funds shall immediately be used to redeem the balance of the Shares which the Corporation has become obligated to redeem on any Redemption Date but which it has not redeemed. In case fewer than the total number of Shares represented by any certificate are redeemed, a new certificate representing the number of unredeemed Shares shall be issued to the holder thereof without cost to such holder within three business days after surrender of the certificate representing the redeemed Shares.

          4C. DETERMINATION OF THE NUMBER OF EACH HOLDER'S SHARES TO BE REDEEMED. The number of Shares of Class B Preferred to be redeemed from each holder thereof in redemptions hereunder shall be the number of Shares determined by multiplying the total number of Shares to be redeemed times a fraction, the numerator of which shall be the total number of Shares then held by such holder and the denominator of which shall be the total number of Shares then outstanding.

          4D. DIVIDEND AFTER REDEMPTION DATE. No Share shall be entitled to any dividends accruing after the date on which the Liquidation Value of such Share (plus all accrued and unpaid dividends thereon) is paid to the holder of such Share. On such date, all rights of the holder of such Share shall cease, and such Share shall no longer be deemed issued and outstanding.

          4E. REDEEMED OR OTHERWISE ACQUIRED SHARES. Any Shares which are redeemed or otherwise acquired by the Corporation shall be canceled and retired and shall not be reissued, sold or transferred.

          4F. OTHER REDEMPTIONS OR ACQUISITIONS. The Corporation shall not, nor shall it permit any Subsidiary to, redeem or otherwise acquire any Shares of Class B Preferred, except as expressly authorized herein.

          Section 5.  VOTING RIGHTS.

          5A. ELECTION OF DIRECTORS. For so long as any Class B Preferred remains outstanding, the holders of the Class B Preferred, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each share of Class B Preferred entitled to one vote, shall be entitled to elect three (3) directors to serve on the Corporation's Board of Directors until their successors are duly elected by the holders of the Class B Preferred or until any such director is removed from office by the holders of a majority of the then outstanding Class B Preferred. In addition, for so long as any Class B Preferred remains outstanding, the holders of the outstanding Class B Preferred and the holders of the outstanding Common Stock, voting together as a class, on an as-if-converted-to Common Stock basis with respect to the Class B Preferred, shall have the right to elect two (2) directors to serve on the Corporation's Board of Directors until their successors are duly elected by the holders of Class B Preferred and Common Stock as provided above or until any such director is removed from office by the holders of the outstanding Class B Preferred and the holders of the outstanding Common Stock. For so long as any Class B Preferred remains outstanding, the Corporation shall not, without the vote or prior written consent of the holders of at least 66 2/3% of the Class B Preferred then outstanding, make any amendment to the Corporation's Certificate of Incorporation or Bylaws changing the authorized number of directors on the Company's Board of Directors to a number other than six (6). The provisions of this paragraph 5A shall automatically terminate and be of no further force and effect at such time as all Shares of Class B Preferred shall cease to be outstanding (whether as a result of any redemption, conversion or otherwise).

          5B. GENERAL. The holders of the Class B Preferred shall be entitled to notice of all stockholder meetings in accordance with the Corporation's bylaws, and, except in the election of directors of the Corporation as to which the holders of Class B Preferred shall have the voting rights set forth in paragraph 5A but in addition to any circumstances in which the holders of the Class B Preferred shall be entitled to vote as a separate class under the Delaware General Corporation Law, the holders of the Class B Preferred shall be entitled to vote on all matters submitted to the stockholders for a vote together with the holders of Common Stock voting together as a single class with each share of Common Stock entitled to one vote per share and each Share of Class B Preferred entitled to a number of votes (including fractions thereof) equal to the number of shares of Common Stock (including fractions thereof) issuable upon conversion of such Share as of the record date for such vote (or, if no record date is specified, as of the date of such vote).

          5C. PROTECTIVE PROVISIONS. So long as any Class B Preferred remains outstanding, the Corporation shall not, without the vote or written consent of the holders of at least 66 2/3% of the Class B Preferred then outstanding:

               (i) authorize, issue or enter into any agreement providing for the issuance (contingent or otherwise) of, (a) any notes or debt securities containing equity features (including, without limitation, any notes or debt securities convertible into or exchangeable for capital stock or other equity securities or containing profit participation features), (b) any capital stock or other equity securities (or any securities convertible into or exchangeable for any capital stock or other equity securities) which are senior to or on a parity with the Class B Preferred with respect to the payment of dividends, redemptions or distributions upon liquidation or otherwise or (c) any additional shares of Class B Preferred;

               (ii) sell or transfer or permit any Subsidiary to sell or transfer more than 25% of the assets of the Corporation and its Subsidiaries on a consolidated basis (computed on the basis of the greater of (i) book value in accordance with generally accepted accounting principles consistently applied or
(ii) fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of transactions (including any sale or other disposition of capital stock of any of the Corporation's Subsidiaries (whether by merger, consolidation or otherwise), but excluding sales of inventory in the ordinary course of business);

               (iii) merge or consolidate with any Person or permit any Subsidiary to merge or consolidate with any Person (other than a merger or consolidation between or among Wholly-Owned Subsidiaries or a merger which is effected solely to change the state of incorporation of the Corporation from California to Delaware);

               (iv) liquidate, dissolve or effect a recapitalization or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes, but excluding any stock split, stock dividend, stock combination or like event);

               (v) increase the number of authorized shares of Class B Preferred or alter, change or otherwise impair or adversely affect the rights, preferences or powers or the relative preferences and priorities of the holders of the Class B Preferred; or

               (vi) make any amendment to the Corporation's Certificate of Incorporation or Bylaws.

          Section 6.  CONVERSION.

          6A.  CONVERSION PROCEDURE.

               (i) At any time and from time to time, any holder of Class B Preferred may convert all or any portion of the Class B Preferred held by such holder into a number of shares of Conversion Stock computed by multiplying the number of Shares to be converted by $1.0592 and dividing the result by the Conversion Price then in effect.

               (ii) Except as otherwise provided herein, each conversion of Class B Preferred shall be deemed to have been effected as of the close of business on the date on which the certificate or certificates representing the Class B Preferred to be converted have been surrendered for conversion at the principal office of the Corporation. At the time any such conversion has been effected, the rights of the holder of the Shares converted as a holder of Class B Preferred shall cease and the Person or Persons in whose name or names any certificate or certificates for shares of Conversion Stock are to be issued upon such conversion shall be deemed to have become the holder or holders of record of the shares of Conversion Stock represented thereby.

               (iii) The conversion rights of any Share subject to redemption hereunder shall terminate on the Redemption Date for such Share unless the Corporation has failed to pay to the holder thereof the redemption price therefor determined pursuant to paragraph 4A above or paragraph 8B below.

               (iv) Notwithstanding any other provision hereof, if a conversion of Class B Preferred is to be made in connection with a Qualified Public Offering, a Change in Ownership, a Fundamental Change or other transaction affecting the Corporation or any holder of Class B Preferred, the conversion of any Shares of Class B Preferred may, at the election of the holder thereof, be conditioned upon the consummation of such transaction, in which case such conversion shall be deemed to be effective immediately prior to the consummation of such transaction.

               (v) Promptly (and in any event withing two business days in the case of subparagraph (a) below) after a conversion has been effected (including a conversion pursuant to paragraph 6H below), the Corporation shall deliver to the converting holder:

               (a) a certificate or certificates representing the number of shares of Conversion Stock issuable by reason of such conversion in such name or names and such denomination or denominations as the converting holder has specified;

               (b) payment in an amount equal to all dividends declared with respect to each Share converted which have not been paid prior thereto in accordance with the provisions of subparagraph (vi) below, plus the amount payable under subparagraph (x) below with respect to such conversion; and

               (c) a certificate representing any Shares of Class B Preferred which were represented by the certificate or certificates delivered to the Corporation in connection with such conversion but which were not converted.

               (vi) If the Corporation is not permitted under applicable law to pay any portion of any declared and unpaid dividends on the Class B Preferred being converted, the Corporation shall pay such dividends to the converting holder as soon thereafter as funds of the Corporation are legally available for such payment. At the request of any such converting holder, the Corporation shall provide such holder with written evidence of its obligation to such holder. Notwithstanding the foregoing provisions of this subparagraph (vi), if for any reason the Corporation is unable to pay any portion of the declared and unpaid dividends on the Class A Preferred being converted, such dividends may, at the converting holder's option, be converted into an additional number of shares of Conversion Stock determined by dividing the amount of the unpaid dividends to be applied for such purpose by the Conversion Price then in effect.

               (vii) The issuance of certificates for shares of Conversion Stock upon conversion of Class B Preferred shall be made without charge to the holders of such Class B Preferred for any issuance tax in respect thereof (so long as such certificates are issued in the name of the record holder of such Class B Preferred) or other cost incurred by the Corporation in connection with such conversion and the related issuance of shares of Conversion Stock. Upon conversion of each Share of Class B Preferred, the Corporation shall take all such actions as are necessary in order to ensure that the Conversion Stock issuable with respect to such conversion shall be validly issued, fully paid and nonassessable, free and clear of all taxes (other than any taxes relating to any dividends paid with respect thereto), liens, charges and encumbrances with respect to the issuance thereof.

               (viii) The Corporation shall not close its books against the transfer of Class B Preferred or of Conversion Stock issued or issuable upon conversion of Class B Preferred in any manner which interferes with the timely conversion of Class B Preferred. The Corporation shall assist and cooperate with any holder of Shares required to make any governmental filings or obtain any governmental approval prior to or in connection with any conversion of Shares hereunder (including, without limitation, making any filings required to be made by the Corporation).

               (ix) The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Conversion Stock, solely for the purpose of issuance upon the conversion of the Class B Preferred, such number of shares of Conversion Stock issuable upon the conversion of all outstanding Class B Preferred. All shares of Conversion Stock which are so issuable shall, when issued, be duly and validly issued, fully paid and nonassessable and free from all taxes, liens and charges. The Corporation shall take all such actions as may be necessary to ensure that all such shares of Conversion Stock may be so issued without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Conversion Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Corporation upon each such issuance). The Corporation shall not take any action which would cause the number of authorized but unissued shares of Conversion Stock to be less than the number of such shares required to be reserved hereunder for issuance upon conversion of the Class B Preferred.

               (x) If any fractional interest in a share of Conversion Stock would, except for the provisions of this subparagraph (x), be delivered upon any conversion of the Class B Preferred, the Corporation, in lieu of delivering the fractional share therefor, shall pay an amount to the holder thereof equal to the Market Price of such fractional interest as of the date of conversion.

          6B.  CONVERSION PRICE.

               (i) The initial Conversion Price shall be $1.0592. In order to prevent dilution of the conversion rights granted under this Section 6, the Conversion Price shall be subject to adjustment from time to time pursuant to this paragraph 6B.

               (ii) If and whenever the Corporation issues or sells, or in accordance with paragraph 6C below is deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then immediately upon such issue or sale or deemed issue or sale the Conversion Price shall be reduced to the Conversion Price determined by dividing (a) the sum of (1) the product derived by multiplying the Conversion Price in effect immediately prior to such issue or sale by the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, PLUS (2) the consideration, if any, received by the Corporation upon such issue or sale, by (b) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale.

               (iii) Notwithstanding the foregoing, there shall be no adjustment to the Conversion Price hereunder with respect to the granting of stock options to employees, officers, directors and consultants of the Corporation and its Subsidiaries or the exercise thereof for an aggregate of 17,363,100 shares of Common Stock (as such number of shares is appropriately adjusted for subsequent stock splits, stock combinations, stock dividends and recapitalizations).

          6C. EFFECT ON CONVERSION PRICE OF CERTAIN EVENTS. For purposes of determining the adjusted Conversion Price under paragraph 6B above, the following shall be applicable:

               (i) ISSUANCE OF RIGHTS OR OPTIONS. If the Corporation in any manner grants or sells any Options and the price per share for which Common Stock is issuable upon the exercise of such Options, or upon conversion or exchange of any Convertible Securities issuable upon exercise of such Options, is less than the Conversion Price in effect immediately prior to the time of the granting or sale of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the granting or sale of such Options for such price per share.
 For purposes of this paragraph, the "PRICE PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE" shall be determined by dividing (A) the total amount, if any, received or receivable by the Corporation as consideration for the granting or sale of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Conversion Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

               (ii) ISSUANCE OF CONVERTIBLE SECURITIES. If the Corporation in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon conversion or exchange thereof is less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Corporation at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "PRICE

PER SHARE FOR WHICH COMMON STOCK IS ISSUABLE" shall be determined by dividing
(A) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Conversion Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Conversion Price had been or are to be made pursuant to other provisions of this Section 6, no further adjustment of the Conversion Price shall be made by reason of such issue or sale.

               (iii) CHANGE IN OPTION PRICE OR CONVERSION RATE. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock changes at any time, the Conversion Price in effect at the time of such change shall be immediately adjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

               (iv) TREATMENT OF EXPIRED OPTIONS AND UNEXERCISED CONVERTIBLE SECURITIES. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Conversion Price then in effect hereunder shall be adjusted immediately to the Conversion Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued.

               (v) CALCULATION OF CONSIDERATION RECEIVED. If any Common Stock, Option or Convertible Security is issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor (net of discounts, commissions and related expenses). If any Common Stock, Option or Convertible Security is issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Corporation shall be the Market Price thereof as of the date of receipt. If any Common Stock, Option or Convertible Security is issued to the owners of the non-surviving entity in connection with any merger in which the Corporation is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Option or Convertible Security, as the case may be. The fair value of any consideration other than cash and securities shall be determined in good faith by the Corporation's Board of Directors.

               (vi) INTEGRATED TRANSACTIONS. In case any Option is issued in connection with the issue or sale of other securities of the Corporation, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the

Option shall be deemed to have been issued for such consideration as shall be determined in good faith by the Corporation's Board of Directors.

               (vii) TREASURY SHARES. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Corporation or any Subsidiary, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

               (viii) RECORD DATE. If the Corporation takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          6D. SUBDIVISION OR COMBINATION OF COMMON STOCK. If the Corporation at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision shall be proportionately reduced, and if the Corporation at any time combines (by reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination shall be proportionately increased.

          6E. ORGANIC CHANGE. Prior to the consummation of any Organic Change, the Corporation shall make appropriate provisions (in form and substance satisfactory to the holders of at least 66 2/3% of the Class B Preferred then outstanding) to ensure that each of the holders of Class B Preferred shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Conversion Stock immediately theretofore acquirable and receivable upon the conversion of such holder's Class B Preferred, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if such holder had converted its Class B Preferred immediately prior to such Organic Change (plus all declared and unpaid dividends on the Class B Preferred held by such holder immediately prior to such Organic Change). In each such case, the Corporation shall also make appropriate provisions (in form and substance satisfactory to the holders of at least 66 2/3% of the Class B Preferred then outstanding) to ensure that the provisions of this Section 6 and Sections 7 and 8 below shall thereafter be applicable to the Class B Preferred (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Corporation, an immediate adjustment of the Conversion Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of Conversion Stock acquirable and receivable upon conversion of Class B Preferred, if the value so reflected is less than the Conversion Price in effect immediately prior to such consolidation, merger or sale). The Corporation shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing such assets assumes by written instrument (in form and substance satisfactory to the holders of at least 66 2/3% of the Class B Preferred then outstanding), the obligation to deliver to each such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire. Each holder of Class B Preferred shall have the right to elect the benefits of either this paragraph 6E or, to the extent applicable, paragraph 4A above in connection with any such Organic Change.

          6F. CERTAIN EVENTS. If any event occurs of the type contemplated by the provisions of this Section 6 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Corporation's Board of Directors shall make an appropriate adjustment in the Conversion Price so as to protect the rights of the holders of Class B Preferred; PROVIDED THAT no such adjustment shall increase the Conversion Price as otherwise determined pursuant to this Section 6 or decrease the number of shares of Conversion Stock issuable upon conversion of each Share of Class B Preferred.

          6G.  NOTICES.

               (i) Promptly after any adjustment of the Conversion Price, the Corporation shall give written notice thereof to all holders of Class B Preferred, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) The Corporation shall give written notice to all holders of Class B Preferred at least 20 days prior to the date on which the Corporation closes its books or takes a record (a) with respect to any dividend or distribution upon Common Stock, (b) with respect to any pro rata subscription offer to holders of Common Stock or (c) for determining rights to vote with respect to any Organic Change, dissolution or liquidation.

               (iii) The Corporation shall also give written notice to the holders of Class B Preferred at least 20 days prior to the date on which any Organic Change shall take place.

          6H.   AUTOMATIC CONVERSION.

               (i) All of the outstanding shares of Class B Preferred shall automatically convert into Conversion Stock upon the closing of a Qualified Public Offering. The Corporation shall deliver notice of such mandatory conversion to all holders of Class B Preferred at least three business days prior to such closing.

               (ii) All of the outstanding Shares of Class B Preferred shall automatically convert into Conversion Stock upon the written consent of the holders of at least 66 2/3% of the Class B Preferred then outstanding. The Corporation shall provide written notice of such automatic conversion to all holders of Class B Preferred at least three business days prior to such conversion.

          Section 7. PURCHASE RIGHTS. If at any time the Corporation grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the "PURCHASE RIGHTS"), then each holder of Class B Preferred shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Conversion Stock acquirable upon conversion of such holder's Class B Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

          Section 8.  EVENTS OF NONCOMPLIANCE.

          8A.  DEFINITION.  An Event of Noncompliance shall have occurred if:

               (i) the Corporation fails to make any redemption payment with respect to the Class B Preferred which it is required to make hereunder, whether or not such payment is legally permissible or is prohibited by any agreement to which the Corporation is subject;

               (ii) the Corporation or any material Subsidiary makes an assignment for the benefit of creditors or admits in writing its inability to pay its debts generally as they become due; or an order, judgment or decree is entered adjudicating the Corporation or any material Subsidiary bankrupt or insolvent; or any order for relief with respect to the Corporation or any material Subsidiary is entered under the Federal Bankruptcy Code; or the Corporation or any material Subsidiary petitions or applies to any tribunal for the appointment of a custodian, trustee, receiver or liquidator of the Corporation or any material Subsidiary or of any substantial part of the assets of the Corporation or any material Subsidiary, or commences any proceeding (other than a proceeding for the voluntary liquidation and dissolution of a Subsidiary) relating to the Corporation or any material Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction; or any such petition or application is filed, or any such proceeding is commenced, against the Corporation or any material Subsidiary and either (a) the Corporation or any such material Subsidiary by any act indicates its approval thereof, consent thereto or acquiescence therein or (b) such petition, application or proceeding is not dismissed within 60 days; or

               (iii) the Corporation or any Subsidiary defaults in the performance of any obligation or agreement or there shall otherwise occur an event of default under any agreement to which the Corporation or any Subsidiary is a party if the effect of such default or event of default is to cause an amount exceeding $5,000,000 to become due prior to its stated maturity.

          8B.  CONSEQUENCES OF EVENTS OF NONCOMPLIANCE.

               (i) If an Event of Noncompliance has occurred (other than an Event of Noncompliance of the type described in subparagraph 8A(ii)), the holder or holders of at least 66 2/3% of the Class B Preferred then outstanding may demand (by written notice delivered to the Corporation) immediate redemption of all or any portion of the Class B Preferred owned by such holder or holders at a price per Share equal to the Liquidation Value thereof (plus all declared and unpaid dividends thereon). The Corporation shall give prompt written notice of such election to the other holders of Class B Preferred (but in any event within five days after receipt of the initial demand for redemption from the holder or holders of at least 66 2/3% of the Class B Preferred then outstanding), and each such other holder may demand immediate redemption of all or any portion of such holder's Class B Preferred by giving written notice thereof to the Corporation within seven days after receipt of the Corporation's notice. The Corporation shall redeem all Class B Preferred as to which rights under this paragraph 8B have been exercised within 30 days after receipt of the initial demand for redemption from the holder or holders of at least 66 2/3% of the Class B Preferred then outstanding.

               (ii) If an Event of Noncompliance of the type described in subparagraph 8A(ii) has occurred, all of the Class B Preferred then outstanding shall be subject to immediate redemption by the Corporation (without any action on the part of the holders of the Class B Preferred) at a price per Share equal to the Liquidation Value thereof (plus all declared and unpaid dividends thereon). The Corporation shall immediately redeem all Class B Preferred upon the occurrence of such Event of Noncompliance.

               (iii) If any Event of Noncompliance exists, each holder of Class B Preferred shall also have any other rights which such holder is entitled to under any contract or agreement at any time and any other rights which such holder may have pursuant to applicable law.

          Section 9. REGISTRATION OF TRANSFER. The Corporation shall keep at its principal office a register for the registration of Class B Preferred. Upon the surrender of any certificate representing Class B Preferred at such place, the Corporation shall, at the request of the record holder of such certificate, execute and deliver (at the Corporation's expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of Shares represented by the surrendered certificate. Each such new certificate shall be registered in such name and shall represent such number of Shares as is requested by the holder of the surrendered certificate and shall be substantially identical in form to the surrendered certificate, and dividends shall accrue on the Class B Preferred represented by such new certificate from the date to which dividends have been fully paid on such Class B Preferred represented by the surrendered certificate.

          Section 10. REPLACEMENT. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing Shares of Class B Preferred, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation or, in the case of any such mutilation upon surrender of such certificate, the Corporation shall (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of Shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate, and dividends shall accrue on the Class B Preferred represented by such new certificate from the date to which dividends have been fully paid on such lost, stolen, destroyed or mutilated certificate.

          Section 11.  DEFINITIONS.

          "CHANGE IN OWNERSHIP" means any sale, transfer or issuance or series of sales, transfers and/or issuances of shares (or agreement to sell, transfer or issue shares) of the Corporation's capital stock by the Corporation or any holders thereof which results in any Person or group of Persons (as the term "group" is used under the Securities Exchange Act of 1934, as amended), other than the holders of Common Stock and Class B Preferred as of the date of the Recapitalization Agreement, owning capital stock of the Corporation possessing the voting power (under ordinary circumstances and without regard to cumulative voting rights) to elect a majority of the Corporation's Board of Directors. A Change in Ownership shall be deemed to have occurred under the circumstances described in this Section 11 notwithstanding that all or certain holders of Class B Preferred exercise their rights under paragraph 4A in connection therewith.

          "COMMON STOCK" means the Corporation's Common Stock and any other capital stock of any class of the Corporation hereafter authorized which is not limited to a fixed sum or percentage of par or stated value in respect to the rights of the holders thereof to participate in dividends or in the distribution of assets upon any liquidation, dissolution or winding up of the Corporation.

          "COMMON STOCK DEEMED OUTSTANDING" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs 6C(i) and 6C(ii) hereof whether or not the Options or Convertible Securities are actually exercisable at such time.

          "CONVERSION STOCK" means shares of Common Stock; PROVIDED THAT if there is a change such that the securities issuable upon conversion of the Class B Preferred are issued by an entity other than the Corporation or there is a change in the type or class of securities so issuable, then the term "CONVERSION STOCK" shall mean one share of the security issuable upon conversion of the Class B Preferred if such security is issuable in shares, or shall mean the smallest unit in which such security is issuable if such security is not issuable in shares.

          "CONVERTIBLE SECURITIES" means any stock or securities directly or indirectly convertible into or exchangeable for Common Stock.

          "FUNDAMENTAL CHANGE" means (a) any sale or transfer of (or any agreement to sell or transfer) more than 50% of the assets of the Corporation and its Subsidiaries on a consolidated basis (computed on the basis of the greater of (i) book value in accordance with generally accepted accounting principles consistently applied or (ii) fair market value determined in the reasonable good faith judgment of the Corporation's Board of Directors) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business) and (b) any merger or consolidation (or any agreement to merge or consolidate) to which the Corporation is a party, except for (x) a merger which is effected solely to change the state of incorporation of the Corporation or

(y) a merger in which the Corporation is the surviving corporation, the terms of the Class B Preferred are not changed or altered in any respect, the Class B Preferred is not exchanged for cash, securities or other property, and after giving effect to such merger, the holders of Common Stock and Class B Preferred as of the date of the Recapitalization Agreement shall continue to own the Corporation's outstanding capital stock possessing the voting power (under ordinary circumstances and without regard to cumulative voting rights) to elect a majority of the Corporation's Board of Directors. A Fundamental Change shall be deemed to have occurred under the circumstances described in this Section 11 notwithstanding that all or certain holders of Class B Preferred exercise their rights under paragraph 4A in connection therewith.

          "JUNIOR SECURITIES" means any capital stock or other equity securities of the Corporation, except for the Class A Preferred and the Class B Preferred.

          "LIQUIDATION VALUE" of any Share as of any particular date shall be equal to $1.0592.

          "MARKET PRICE" of any security means the average of the closing prices of such security's sales on the principal securities exchanges on which such security may at the time be listed, or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day prior to the day as of which "MARKET PRICE" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "MARKET PRICE" shall be the fair value thereof determined in good faith by the Corporation's Board of Directors.

          "OPTIONS" means any rights, warrants or options to subscribe for or purchase Common Stock or Convertible Securities.

          "ORGANIC CHANGE" means any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Corporation's assets or other transaction, in each case which is effected in such a manner that the holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

          "PERSON" means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

          "PUBLIC OFFERING" means any offering by the Corporation of its equity or debt securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as then in effect, or any comparable statement under any similar federal statute then in force.

          "QUALIFIED PUBLIC OFFERING" means a firm commitment underwritten Public Offering of shares of the Corporation's Common Stock in which (i) the aggregate price paid by the public for the shares shall be at least $75,000,000,
(ii) the price per share paid by the public for such shares shall be at least 300% of the Conversion Price in effect immediately prior to the closing of the sale of such shares pursuant to the Public Offering, and (iii) all of the shares of Class A Preferred are redeemed with the proceeds of such Public Offering pursuant to Section 4C of Subdivision B to this Article IV.

          "RECAPITALIZATION AGREEMENT" means the Recapitalization Agreement, dated on or about August 28, 1997, by and among Netcom Systems, Inc., a California corporation, the Purchasers referred to therein and the Sellers referred to therein (as the same may be amended from time to time in accordance with its terms).

          "REDEMPTION DATE" as to any Share means the applicable date specified herein with respect to any redemption; PROVIDED THAT no such date shall be a Redemption Date unless the Liquidation Value of such Share (plus all declared and unpaid dividends thereon) is actually paid in full on such date, and if not so paid in full, the Redemption Date shall be the date on which such amount is fully paid.

          "SHAREHOLDERS AGREEMENT" has the meaning given to such term in the Recapitalization Agreement (as such Shareholders Agreement may be amended from time to time in accordance with its terms).

          "STOCK PURCHASE AGREEMENTS" has the meaning given to such term in the Recapitalization Agreement.

          "SUBSIDIARY" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of the limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing general partner of such limited liability company, partnership, association or other business entity.

          "WHOLLY-OWNED SUBSIDIARY" means, with respect to any Person, a Subsidiary of which all of the issued and outstanding capital stock or other ownership interests are owned by such Person or another Wholly-Owned Subsidiary of such Person.

          Section 12. AMENDMENT. No amendment, modification shall be binding or effective with respect to any provision of Sections 1 to 13 of this Subdivision C without the prior written consent of the holders of at least 66 2/3% of the Class B Preferred outstanding at the time such action is taken; PROVIDED THAT no change in the terms hereof may be accomplished by merger or consolidation of the Corporation with another corporation or entity unless the Corporation has obtained the prior written consent of the holders of at least 66 2/3% of the Class B Preferred then outstanding.

          Section 13. NOTICES. All notices, demands or other communications to be given or delivered hereunder shall be in writing and shall be deemed to have been given when delivered personally to the recipient or one (1) business day after being sent to the recipient by reputable overnight courier service (charges prepaid) or five (5) business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent (i) to the Corporation, at its principal executive offices and (ii) to any stockholder, at such holder's address as it appears in the stock records of the Corporation (unless otherwise indicated by any such holder).

                                D. COMMON STOCK

          Section 1.  VOTING RIGHTS.

          1A. ELECTION OF DIRECTORS. For so long as any Class B Preferred remains outstanding, the holders of Common Stock, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each share of Common Stock entitled to one vote, shall be entitled to elect one (1) director to serve on the Corporation's Board of Directors until such director's successor is duly elected by the holders of the Common Stock or such director is removed from office by the holders of the Common Stock. In addition, for so long as any Class B Preferred remains outstanding, the holders of Common Stock and the holders of Class B Preferred shall have the right to elect two (2) directors to serve on the Corporation's Board of Directors as provided in paragraph 5A of Subdivision C of this Article IV. At such time as all Shares of Class B Preferred shall cease to be outstanding, the holders of the Common Stock, voting separately as a single class to the exclusion of all other classes of the Corporation's capital stock and with each share of Common Stock entitled to one vote, shall be entitled to elect all of the directors to serve on the Corporation's Board of Directors until their successors are duly elected by the holders of the Common Stock or until any such director is removed from office by the holders of the Common Stock.

          1B. GENERAL. The holders of the Common Stock shall be entitled to notice of all stockholders meetings in accordance with the Corporation's Bylaws, and, except as required by applicable law and except in the election of directors of the Corporation as to which the holders of the Common Stock shall have the voting rights set forth in paragraph 1A above, the holders of the Common Stock shall be entitled to one vote per share on all matters submitted to the stockholders of the Corporation for a vote.

          Section 2. DIVIDENDS. When and as declared by the Corporation's Board of Directors and to the extent permitted under the Delaware General Corporation Law, the holders of the Common Stock shall be entitled to receive dividends on such Common Stock. The rights of the holders of Common Stock to receive dividends are subject to the provisions of the Class A Preferred and Class B Preferred.

          Section 3. LIQUIDATION. Subject to the provisions of the Class A Preferred and Class B Preferred, the holders of the Common Stock shall be entitled to participate in all distributions to the holders of capital stock of the Corporation in any liquidation, dissolution or winding up of the Corporation."

                                   ARTICLE V

     The name and mailing address of the incorporator is as follows:

          Todd Cleary
          c/o Wilson, Sonsini, Goodrich & Rosati, P.C.
          650 Page Mill Road
          Palo Alto, California 94304-1050

                                  ARTICLE VI

     The Corporation is to have perpetual existence.

                                  ARTICLE VII

     Section 1. The management of the business and the conduct of the affairs of the Corporation shall be vested in the Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed in the manner designated in the Bylaws of the Corporation.

     Section 2. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

     Section 3. Elections of directors need not be by written ballot unless a stockholder demands election by written ballot at the meeting and before voting begins or unless the Bylaws of the Corporation shall so provide.

                                 ARTICLE VIII

     Section 1. To the fullest extent permitted by the Delaware General Corporation Law as the same exists or as may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Section 2. The Corporation may indemnify to the fullest extent permitted by law any person made or threatened to be made a party to an action or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or any predecessor of the Corporation or serves or served at any other enterprise as a director, officer, employee or agent at the request of the Corporation or any predecessor to the Corporation.

     Section 3. Neither any amendment nor repeal of this Article VIII, nor the adoption of any provision of this Corporation's Certificate of Incorporation inconsistent with this Article VIII, shall eliminate or reduce the effect of this Article VIII, in respect of any matter occurring, or any action or proceeding accruing or arising or that, but for this Article VIII, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE IX

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside of the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE X

     Vacancies created by newly created directorships, created in accordance with the Bylaws of this Corporation, may be filled by the vote of a majority, although less than a quorum, of the directors then in office, or by a sole remaining director.

                                  ARTICLE XI

     Section 1. At any time following the closing of the first sale of Common Stock of the Corporation pursuant to a registration statement declared effective by the Securities and Exchange Corporation under the Securities Act of 1933, as amended, stockholders of the Corporation may not take any action by written consent in lieu of a meeting and any action contemplated by stockholders after such time must be taken at a duly called annual or special meeting of stockholders.

     Section 2. The number of directors which constitute the whole Board of Directors of the Corporation shall be fixed exclusively by one or more resolution adopted from time to time by the Board of Directors. The Board of Directors shall be divided into three classes designated as Class I, Class II, and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the date hereof, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the date hereof, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the date hereof, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

     Section 3. Advance notice of new business and stockholder nominations for the election of directors shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE XII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


     I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purposes of forming a Corporation pursuant to the Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand on May 14, 1998.



                                   -----------------------------------------
                                   Todd Cleary